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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Williams Companies, Inc. and Williams Coal Seam Gas Royalty Trust for the registration of 3,568,791 trust units of beneficial interest in Williams Coal Seam Gas Royalty Trust, and to the incorporation by reference therein of our report dated March 26, 2001, with respect to the financial statements of Williams Coal Seam Gas Royalty Trust included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP

Tulsa, Oklahoma
September 24, 2001